UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

SIGA RESOURCES, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52814	74-3207964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(281) 256-5417

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Company's Certifying Accountant.

(a)	On November 6, 2014, Siga Resources, Inc. (the “Company”) dismissed Sadler, Gibb &Associates, LLC. (“Sadler”), the principal accountant for the Company. The Company’s Board of Directors approved the dismissal of Sadler on the same date. None of the reports of Sadler, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10-K for the year ended July 31, 2012, filed with the Commission on March 25, 2013, contained a going concern qualification in the Company's audited financial statements.

There were no disagreements between the Company and Sadler, for the two most recent fiscal years and any subsequent interim period through November 6, 2014 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Sadler, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

(b)	On November 7, 2014, the Company’s Board of Directors approved the engagement of Messineo & Co, CPAs LLC (“Messineo”) as its principal accountant to audit the Company’s financial statements as successor to Sadler. During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of Messineo regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of Messineo provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of Messineo on any matter that was the subject of a disagreement or a reportable event.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2014, following the resignation of Bob Hogarth from all of his positions with the Company, the Board of Directors and the majority of the shareholders of Siga Resources, Inc. (the “Company”) by written consent resolution appointed Christopher P. Vallos as Director, President Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary. Mr. Hogarth’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Vallos has experience in private equity financings (including early stage and seed funding) and the sell-side and buy-side of M&A advisory engagements, as well as specialty financings. He is an accomplished, marketing professional with broad marketing and financial experience, encompassing strategic planning, qualitative and quantitative research, interactive marketing, creative development, media planning & buying, database /direct-marketing, public relations, sales promotion and visual merchandising. From 2010 to 2014, Mr. Vallos was Director of Finance/Marketing at NYC Marketing, a private company. From 2007 to 2010, Mr. Vallos was Product Manager at Steris Corporation, a private Company.

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Mr. Vallos will serve as our Director and officer until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between Mr. Vallos and any other person pursuant to which he was selected as an officer or director. There are no family relationship between Mr. Vallos and any of our officers or directors. During the past five years, Mr. Vallos has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Item 8.01 Other Events

On November 7, 2014, the Company’s Board of Directors resolved to seek financing for the Company by way of private placement into the Company. The Company will announce further details at a later date.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

16.1	Letter from Sadler dated November 7, 2014 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA RESOURCES, INC.

Date: November 7, 2014	By:	/s/ Christopher P. Vallos
Christopher P. Vallos, Director